                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 9, 1996, in the Registration Statement (Form S-1, No. ___) and related Prospectus of Mafco Consolidated Group, Inc. for the registration of 23,156,502 of Mafco Consolidated Group Inc. Value Support Rights.


New York, New York                                  ERNST & YOUNG LLP
October 31, 1996